UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to 240.14a-12

Spring Valley Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2021

Spring Valley Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-39736 (Commission File Number)	98-1588588 (I.R.S. Employer Identification No.)

2100 McKinney Ave., Suite 1675 Dallas, Texas (Address of Principal Executive Office)	75201 (Zip Code)

(214) 308-5230

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SVSVU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SV	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SVSVW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on March 25, 2021, Spring Valley Acquisition Corp., a Cayman Islands exempted company (“Spring Valley”), Spring Valley Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Spring Valley (“Merger Sub”), and Dream Holdings, Inc., a Delaware public benefit corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Spring Valley. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.” On May 10, 2021, Spring Valley filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (No. 333-255978), which contained a preliminary prospectus of the Company and a preliminary proxy statement, for the solicitation of proxies in connection with the extraordinary general meeting of Spring Valley shareholders (the “Extraordinary General Meeting”) to be held on August 20, 2021, for the purposes of voting, among other things, on matters necessary to complete the Business Combination. On July 26, 2021, the SEC declared the registration statement effective and on July 28, 2021, Spring Valley filed a definitive proxy statement relating to the Extraordinary General Meeting (the “Proxy Statement”).

On May 19, 2021 and July 13, 2021, respectively, Spring Valley received two demand letters from purported shareholders of Spring Valley claiming certain alleged material omissions in the Proxy Statement.

While Spring Valley believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Business Combination, Spring Valley has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the contrary, Spring Valley specifically denies all allegations in the complaint and demand letters that any additional disclosure was or is required. Spring Valley believes these purported shareholders’ claims are without merit.

Supplemental Disclosures to the Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement.

The Proxy Statement is hereby amended as follows:

The following disclosure replaces the penultimate paragraph on page 84 of the Proxy Statement under the heading “Background of the Business Combination.”

Between November 27, 2020, the date of Spring Valley’s IPO, and January 30, 2021, the date on which Spring Valley entered into exclusivity with Dream Holdings, Spring Valley initiated contact and considered over 200 potential targets, including both privately held companies and assets or divisions owned by publicly traded companies. Of those potential targets, Spring Valley identified 18 entities (the “Potential Targets”) that it believed could be attractive business combination targets. Spring Valley was also contacted by several potential targets and third parties with potential business combination proposals, which Spring Valley determined not to pursue because these proposals did not meet enough of the criteria it sought in a potential business combination target. Spring Valley entered into non-disclosure agreements with the Potential Targets in order to conduct additional due diligence, each of which contained customary non-disclosure and non-use provisions and obligated the parties thereto to protect confidential information thereunder for a period of three years.

The following disclosure replaces the first paragraph on page 85 of the Proxy Statement under the heading “Background of the Business Combination”.

Following this additional diligence, Spring Valley chose to suspend discussions with many of the Potential Targets other than Dream Holdings, because, in Spring Valley’s opinion, they did not meet enough of the criteria it sought in a potential business combination partner. These criteria included, among other things, valuation expectation in a potential business combination, maturity of the business plan, defined path to profitability, public company readiness (internal and financial controls) and the impact of COVID-19. Other Potential Targets, while suitable for a business combination, either were not ready to transact or, in Spring Valley’s opinion, were deemed less attractive than Dream Holdings. Spring Valley entered into negotiations, including price negotiations, with three of the Potential Targets, including Dream Holdings, and as a result of these negotiations, Spring Valley determined that Dream Holdings was the most attractive business combination partner.

The following disclosure shows the addition to the disclosure on page 87 of the Proxy Statement as the last paragraph under the heading “Background of the Business Combination.”

The parties and their respective representatives began evaluating potential candidates to be appointed as directors of the Combined Company following the Business Combination in April 2021. The parties and their representatives assessed candidates for the board of directors, including the audit committee, based on the rules and guidelines promulgated by the SEC and NASDAQ regarding independence and diversity, and candidates were also evaluated based on relevant industry and public company director or officer experience. The independent director candidates were contacted after the announcement of the Business Combination on March 26, 2021, and were interviewed over the course of April 2021 and May 2021.

The following disclosure replaces the fourth and fifth full paragraphs on page 92 of the Proxy Statement under the heading “Comparable Public Companies.”

The terminal value exit multiple was based on publicly available information obtained for certain established, high-growth food and beverage companies, including Fevertree Drinks PLC, Monster Beverage Corporation, Tattooed Chef, Inc. and Vital Farms, Inc., which Spring Valley’s management believed were appropriate comparable companies for this analysis. Spring Valley’s management calculated Dream Holdings’ terminal value by applying a range of EBITDA multiples of 25.0x to 35.0x to Dream Holdings’ estimated 2026 EBITDA of $193.1 million. 2026 EBITDA was selected based on Dream Holdings’ expectation that profitability margins would normalize in that year. The terminal value obtained by applying the midpoint EBITDA multiple of 30x was approximately $5,793.8 million. Spring Valley’s management discounted the terminal value and Dream Holdings’ estimated free cash flows from 2021 to 2025 to complete the valuation exercise.

This DCF analysis resulted in a range of enterprise values for Dream Holdings of between approximately $1,238 million and $1,945 million, with a midpoint enterprise value of approximately $1,591 million, which compared favorably to the enterprise value of approximately $800 million implied by the aggregate consideration being paid in the Business Combination.

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety:

Cowen and J.P. Morgan assisted management with financial analyses of Dream Holdings in connection with evaluating Dream Holdings in the Business Combination and the PIPE financing, including the comparable public company analysis and DCF. Cowen and Wells Fargo previously acted as underwriters for the Spring Valley’s Initial Public Offering. In connection with the Initial Public Offering, a portion of the underwriters’ commission was deferred to the closing of the Business Combination. Furthermore, J.P. Morgan and Wells Fargo acted as the lead placement agents for the PIPE financing and are entitled to a customary fee in connection therewith. Payment of these fees is conditioned upon the successful completion of the Business Combination, and will be paid at the closing of the Business Combination.

Extraordinary General Meeting Information

As previously announced, the Extraordinary General Meeting will be held on August 20, 2021 at 10:00 a.m., Eastern Time. The Extraordinary General Meeting will be held at https://www.cstproxy.com/svac/sm2021 and at the offices of Kirkland & Ellis LLP, 609 Main Street, Suite 4700, Houston, Texas 77002. In light of ongoing developments related to coronavirus (“COVID-19”), after careful consideration, Spring Valley has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of its shareholders, directors and management team. The purpose of the Extraordinary General Meeting is to vote on certain proposals relating to the previously announced Merger Agreement. All information about the Extraordinary General Meeting, including the Proxy Statement, is available at https://www.cstproxy.com/svac/sm2021.

Important Information and Where to Find It

Spring Valley filed the Proxy Statement with the SEC in connection with the proposed Business Combination. The Proxy Statement has been sent to all Spring Valley shareholders and Spring Valley and the Company will also file other documents regarding the proposed business combination with the SEC. Spring Valley shareholders and other interested parties are urged to read the Proxy Statement and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Spring Valley, the Company and the Proposed Transactions. Spring Valley shareholders and other interested parties may obtain free copies of the Proxy Statement and other documents filed with the SEC by Spring Valley through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Spring Valley Acquisition Corp., 2100 McKinney Ave, Suite 1675, Dallas, TX 75201 or (214) 308-5230.

Participants in the Solicitation

Spring Valley and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of Spring Valley is set forth in its Proxy Statement (Registration Number 333-255978). Additional information regarding the participants in the Proxy Statement solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transactions when they become available. Spring Valley shareholders and other interested persons should read the Proxy Statement carefully before making any voting decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Spring Valley’s ability to enter into definitive agreements or consummate a transaction with the Company; Spring Valley’s ability to obtain the financing necessary consummate the Proposed Transactions; and the expected timing of completion of the Proposed Transactions. These statements are based on various assumptions and on the current expectations of Spring Valley’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Spring Valley and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the Spring Valley Stockholders for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating the Proposed Transaction or difficulty in, or costs associated with, integrating the businesses of Spring Valley and the Company; the amount of redemption requests made by the Spring Valley Stockholders; the occurrence of events that may give rise to a right of one or both of Spring Valley and the Company to terminate the Merger Agreement; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s business; and those factors discussed in Spring Valley’s registration statement on Form S-4 (Registration Number 333-255978), initially filed with the SEC on May 10, 2021, under the heading “Risk Factors,” and other documents of Spring Valley filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Spring Valley nor the Company presently know or that Spring Valley and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Spring Valley’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Spring Valley and the Company anticipate that subsequent events and developments will cause their assessments to change. However, while Spring Valley and the Company may elect to update these forward-looking statements at some point in the future, Spring Valley and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s or the Company’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spring Valley Acquisition Corp.
August 11, 2021
	By:	/s/ Christopher Sorrells
	Name:	Christopher Sorrells
	Title:	Chief Executive Officer